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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             MONTANA POWER CAPITAL I
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                              46-0172280
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

c/o NorthWestern Energy, L.L.C.
40 East Broadway
Butte, Montana                                                             59701
(Address of Principal Executive Offices)                              (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        to be So Registered                       Each Class is to be Registered
        -------------------                       ------------------------------

Guarantee of NorthWestern Corporation
with respect to 8.45% Cumulative
Quarterly Trust Preferred Securities
of Montana Power Capital I.....................The New York Stock Exchange, Inc.

               If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

               If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

               Securities Act registration statement file numbers to which this form relates: None.

               Securities to be registered pursuant to Section 12(g) of the Act:
None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1         Description of Registrant's Securities to be Registered.

               This Registration Statement relates to the full and unconditional assumption by NorthWestern Corporation, a Delaware corporation (the "NorthWestern"), of the guarantee by NorthWestern Energy, L.L.C., a Montana limited liability company, formerly known as The Montana Power, L.L.C. and successor by merger to The Montana Power Company ("NorthWestern Energy LLC"), on a joint and several basis with NorthWestern Energy LLC pursuant to the Amendment to Guarantee Agreement ("Guarantee Amendment"), dated as of August 13, 2002, among NorthWestern, NorthWestern Energy LLC and The Bank of New York, as trustee (the "Trustee"), of the 8.45% Cumulative Quarterly Income Preferred Securities (the "QUIPs") of Montana Power Capital I (the "Trust") to the extent set forth in the Guarantee Agreement (the "Guarantee"), dated as of November 1, 1996, as amended, between The Montana Power Company and the Trustee, for the benefit of the holders from time to time of the QUIPS. The description of the Guarantee is set forth under the caption "Description of the Guarantee" in the Prospectus (the "Prospectus"), dated November 1, 1996, of the Trust and The Montana Power Company, filed with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, and which constitutes a part of the Registration Statement on Form S-3 of The Montana Power Company and the Trust (Registration Nos. 333-14369 and 333-14369-01) (as amended, the "S-3 Registration Statement"), filed with the Securities and Exchange Commission on October 18, 1996. The S-3 Registration Statement became effective on October 31, 1996. The description of the Guarantee set forth under the caption "Description of the Guarantee" in the Prospectus is incorporated by reference herein. The Guarantee is incorporated by reference to Exhibit 4(d) to the S-3 Registration Statement. The Guarantee Amendment is incorporated by reference to Exhibit 4(i) to this Registration Statement on Form 8-A.

Item 2.        Exhibits.

Exhibit   Description
No.

1(a) Description of the Guarantee (incorporated herein by reference to the information contained under the caption "Description of the Guarantee" on pages 17 - 18 of the Prospectus included in the S-3 Registration Statement). **

4(a) Certificate of Trust of the Trust (contained in Form of Amended and Restated Trust Agreement) (incorporated herein by reference to Exhibit 4(b) to the S-3 Registration Statement). **

4(b) Form of Amended and Restated Trust Agreement of the Trust (incorporated herein by reference to Exhibit 4(b) to the Registration Statement). **

4(c) Form of Indenture between NorthWestern Energy LLC and the Trustee (incorporated herein by reference to Exhibit 4(c) to the S-3 Registration Statement). **


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4(d)      Letter Agreement, dated as of August 13, 2002, from NorthWestern and
          NorthWestern Energy LLC to Montana Power Capital I, the Trustee, The Bank of New York (Delaware), Ellen M. Senechal, Jerrold P. Pederson and Pamela K. Merrell. *

4(e) First Supplemental Indenture, dated as of February 13, 2002, between The Montana Power, L.L.C. and the Trustee. *

4(f) Second Supplemental Indenture, dated as of August 13, 2002, among NorthWestern Energy LLC, NorthWestern and the Trustee. *

4(g) Form of Guarantee Agreement (incorporated herein by reference to Exhibit 4(d) to the S-3 Registration Statement). **

4(h) Side Letter, dated as of February 13, 2002, from The Montana Power, L.L.C. to the Trustee. *

4(i) Amendment to Guarantee Agreement, dated as of August 13, 2002, among NorthWestern Energy LLC, NorthWestern and the Trustee. *

4(j) Form of Preferred Security (incorporated herein by reference to Exhibit 4(g) to the S-3 Registration Statement). **

4(k) Form of Subordinated Debt Security (incorporated herein by reference to Exhibit 4(f) to the S-3 Registration Statement). **

    -----------------------

    *   Filed herewith.

    **  Incorporated by reference.


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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             MONTANA POWER CAPITAL I




                                             By:   /s/ Ellen M. Senechal
                                                 -------------------------------
                                                   Ellen M. Senechal
                                                   Administrative Trustee

Date:   August 13, 2002



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